Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated March 28, 2025, relating to the financial statements of Aspen-1 Acquisition, Inc. (the “Company”) as of and for the years ended December 31, 2024 and 2023. Our opinion included an explanatory paragraph as to the Company’s ability to continue as a going concern. We also consent to the reference to our firm under the heading “Experts” appearing therein.

GRASSI & CO., CPAs, P.C.

/s/ GRASSI & CO., CPAs, P.C.

Jericho, New York

September 30, 2025